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                                  EXHIBIT 99.8
   Form of Incentive Stock Option Agreement in connection with the Intertrans
             Logistics Solutions Limited 1997 Stock Incentive Plan


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                     INTERTRANS LOGISTICS SOLUTIONS LIMITED


                        INCENTIVE STOCK OPTION AGREEMENT
                     GRANTED UNDER 1997 STOCK INCENTIVE PLAN


1.      Grant of Option.

        (a) This agreement evidences the grant by Intertrans Logistics Solutions Limited, a company incorporated under the laws of Ontario (the "Company"), on July 15, 1997 (the "Grant Date") to ________________________________, an
employee of the Company (the "Participant"), of an option to purchase, in whole or in part, on the terms provided herein and in the Company's 1997 Stock Incentive Plan (the "Plan"), a total of ________________ Class K shares of the Company (the "Common Shares") at a price of $45.00 per Common Share, being the Fair Market Value (as defined below) per Common Share. Unless earlier terminated, this option shall expire on the tenth anniversary of the Grant Date (the "Final Exercise Date"). For the purposes of this Agreement, "Fair Market Value" shall mean fair market value as determined by the Company in good faith.

        (b) It is intended that the option evidenced by this agreement shall be an incentive stock option as defined in Section 422 of the U.S. Internal Revenue Code of 1986, as amended and any regulations promulgated thereunder (the "Code"). Except as otherwise indicated by the context, the term "Participant", as used in this option, shall be deemed to include any person who acquires the right to exercise this option validly under its terms.

2.      Vesting Schedule.

        (a) This option shall become exercisable ("vest") as to ____________ Common Shares covered hereby at the end of each successive full one-month period until ___________________, the Grant Date. This option shall expire upon, and will not be exercisable after, the Final Exercise Date. The right of exercise shall be cumulative so that to the extent this option is not exercised in any period to the maximum extent permissible it shall continue to be exercisable, in whole or in part, with respect to all Common Shares for which it is vested until the earlier of the Final Exercise Date or the termination of this option under
Section 3 hereof or the Plan.

        (b) Notwithstanding Section 2(a) above,

               (i) effective immediately prior to the occurrence of an Acquisition Event (as defined in Section 8(e)(1) of the Plan), this option shall become immediately exercisable with respect to 50% of the Common Shares as to which this option is not then exercisable and the Vesting Percentage shall be reduced by 50%. For example, if, effective upon the occurrence of an Acquisition Event, (A) 4,800 Common Shares are not then exercisable under Section 2(a), and
(B) the Vesting Percentage is 2%, then this option shall immediately become exercisable with respect to 2,400 Common Shares and the remaining unexercisable 2,400 Common Shares shall become exercisable in the manner provided by Section 2(a) with a Vesting Percentage of 1%; and


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               (ii) in the event that, at any time within the 12-month period following the occurrence of an Acquisition Event, (a) the Company discharges the Participant for any reason other than "cause" (as defined below) or the Participant's material failure to perform his reasonably assigned duties for the Company (which shall include inadequate performance by the Participant) or (b) the Participant terminates his relationship with the Company as a result of the material and adverse diminution by the Company, on a cumulative basis, of the Participant's duties, authority, position, compensation or aggregate benefits, which diminution is not cured by the Company within 60 days of notice by the Participant to the Company of such diminution, then this option shall immediately become exercisable with respect to all of the Common Shares covered hereby. "Cause" shall mean willful misconduct by the Participant or willful failure by the Participant to perform his or her responsibilities to the Company (including, without limitation, breach by the Participant of any provision of any employment, consulting, advisory, nondisclosure, non-competition or other similar agreement between the Participant and the Company, including without limitation, the Stock Restriction Agreement and the Invention, Non- Disclosure and Non-Competition Agreement, both as defined below), as determined by the Company, which determination shall be conclusive. The Participant shall be considered to have been discharged for "Cause" if the Company determines, within 30 days after the Participant's resignation, that discharge for cause was warranted.

3.      Exercise of Option.

        (a) Form of Exercise. Each election to exercise this option shall be in writing, signed by the Participant, and received by the Company at its principal office, accompanied by this agreement, and payment in full in the manner provided in the Plan, including without limitation, to the extent permitted or consented to by the Company at or prior to the time of exercise, (i) by delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price, or delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price, (ii) by delivery of Common Shares owned by the Participant valued at their Fair Market Value, which Common Shares were owned by the Participant at least six months prior to such delivery, (iii) by delivery of a promissory note of the Participant to the Company on terms determined by the Company, or (iv) by payment of such other lawful consideration as the Company may determine. The Participant may purchase less than the full number of Common Shares covered hereby, provided that no partial exercise of this option may be for any fractional Common Share.

        (b) Continuous Relationship with the Company Required. Except as otherwise provided in this Section 3, this option may not be exercised unless the Participant, at the time he or she exercises this option, is, and has been at all times since the Grant Date, an employee, officer or director of, or consultant or advisor to, the Company or any parent or subsidiary of the Company as defined in Section 424(e) or (f) of the Code (an "Eligible Participant").

        (c) Termination of Relationship with the Company. If the Participant ceases to be an Eligible Participant for any reason prior to the Final Exercise Date, then, except as provided in paragraphs (d) and (e) below, the right to exercise this option shall terminate 90 days after the date of such cessation (but in no event after the Final Exercise Date), provided that this option


                                       2.


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shall be exercisable only to the extent that the Participant was entitled to exercise this option on the date of such cessation. Notwithstanding the foregoing, if the Participant, prior to the Final Exercise Date, violates the non-competition or confidentiality provisions of any employment contract, confidentiality and nondisclosure agreement or other agreement between the Participant and the Company, including without limitation, the Stock Restriction Agreement and the Invention, Non-Disclosure and Non-Competition Agreement (both as defined below), the right to exercise this option shall terminate immediately upon written notice to the Participant from the Company describing such violation.

        (d) Exercise Period Upon Death or Disability. If the Participant ceases to be an Eligible Participant solely because of his or her death or disability (within the meaning of Section 22(e)(3) of the Code) prior to the Final Exercise Date, then the right to exercise this option shall terminate 180 days after the date of such cessation (but in no event after the Final Exercise Date), provided that this option shall be exercisable only to the extent that the Participant was entitled to exercise this option on the date of such cessation.

        (e) Discharge for Cause. If the Participant ceases to be an Eligible Participant prior to the Final Exercise Date because he or she is discharged by the Company for "cause", the right to exercise this option shall terminate immediately upon the effective date of such discharge.

4.      Other Agreements.

        As a condition to the effectiveness of this option, the Participant shall execute and deliver to the Company upon the grant of this option (i) a Stock Restriction Agreement in the form attached hereto as Exhibit A (the "Stock Restriction Agreement") and (ii) an Invention, Non-Disclosure and
Non-Competition Agreement in the form attached hereto as Exhibit B (the "Invention, Non-Disclosure and Non-Competition Agreement") .

5.      Agreement in Connection with Public Offering.

        The Participant agrees, in connection with the initial underwritten public offering of the Company's securities pursuant to a prospectus under the Securities Act (Ontario) (the "Ontario Securities Act") or a registration statement under the U.S. Securities Act of 1933, as amended (the "US Securities Act"), (i) not to sell, make short sale of, loan, grant any options for the purchase of, or otherwise dispose of any Common Shares held by the Participant (other than those Common Shares included in the offering) without the prior written consent of the Company or the underwriters managing such initial underwritten public offering of the Company's securities for a period (the "Lock-Up Period") of up to 360 days from the effective date of such prospectus or registration statement or such lesser Lock-Up Period as the Company or such underwriters may request; provided that in no event shall such Lock-Up Period be longer than the Lock-Up Period requested of and agreed to by the executive officers and directors of the Company, and (ii) to execute any agreement reflecting clause (i) above as may be requested by the Company or the managing underwriters at the time of such offering.


                                       3.


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6.      Withholding.

        No Common Shares will be issued pursuant to the exercise of this option unless and until the Participant pays to the Company, or makes provision satisfactory to the Company for payment of, any federal, state or local withholding taxes required by law to be withheld in respect of this option.

7.      Nontransferability of Option.

        This option may not be sold, assigned, transferred, pledged or otherwise encumbered by the Participant, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the lifetime of the Participant, this option shall be exercisable only by the Participant.

8.      Disqualifying Disposition.

        If the Participant disposes of any Common Shares acquired upon exercise of this option within two years from the Grant Date or one year after such Common Shares were acquired pursuant to exercise of this option, the Participant shall notify the Company in writing of such disposition.

9.      Investment Representations; Legends.

        (a) Representations. The Participant represents, warrants and covenants that:

               (i) Any Common Shares purchased upon exercise of this option shall be acquired for the Participant's account for investment only and not with a view to, or for sale in connection with, any distribution of the Common Shares in violation of the US Securities Act, the Ontario Securities Act or any rule or regulation under either.

               (ii) The Participant has had such opportunity as he or she has deemed adequate to obtain from representatives of the Company such information as is necessary to permit the Participant to evaluate the merits and risks of his or her investment in the Company.

               (iii) The Participant is able to bear the economic risk of holding Common Shares acquired pursuant to the exercise of this option for an indefinite period.

               (iv) The Participant understands that (A) the Common Shares acquired pursuant to the exercise of this option are not qualified under a prospectus filed pursuant to the Ontario Securities Act, will not be registered under the US Securities Act, are subject to resale restrictions under the Ontario Securities Act and are "restricted securities" within the meaning of Rule 144 under the US Securities Act; (B) such Common Shares cannot be sold, transferred or otherwise disposed of unless they are subsequently qualified under prospectus filed pursuant to the Ontario Securities Act, registered under the US Securities Act or an exemption from the prospectus requirements under the Ontario Securities Act is available and an exemption from registration under the US Securities Act is then available; (C) in any event, an exemption from registration


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under Rule 144 or otherwise under the Securities Act may not be available for at least one year and even then will not be available unless a public market then exists for the Common Shares, adequate information concerning the Company is then available to the public and other terms and conditions of Rule 144 are complied with; and (D) there is now no prospectus on file with the Ontario Securities Commission and no registration statement on file with the Securities and Exchange Commission, in either case, with respect to any securities of the Company and the Company has no obligation or current intention to file such a prospectus or registration statement in respect of any Common Shares acquired pursuant to the exercise of this option.

               (v) The Participant is an employee of the Company or a wholly owned subsidiary thereof.

               (vi) The Participant is aware that the Company is a private company within the meaning of the Ontario Securities Act and its articles contain restrictions on the transfer of shares, prohibit any invitation to the public to subscribe for securities of the Company and restrict the number of shareholders, exclusive of persons who are in the employment of the Company and persons who have formally been in the employment of the Company and have continued after termination of that employment to be shareholders, to not more than 50.

               (vii) The Company's actual performance and results may differ materially from any financial projections or forecasts provided by or on behalf of the Company.

By making payment upon exercise of this option, the Participant shall be deemed to have reaffirmed, as of the date of such payment, the representations made in this Section 9.

        (b) Legends on Stock Certificates. All stock certificates representing Common Shares issued to the Participant upon exercise of this option shall have affixed thereto legends substantially in the following forms, in addition to any other legends required by applicable law:

               "The shares represented by the certificate have not been qualified under a prospectus filed pursuant to the Securities Act (Ontario) and may not be transferred, sold or otherwise disposed of in the absence of such filing, or an opinion of counsel satisfactory to the Company to the effect that such filing is not required. The shares represented by this certificate have not been registered under the U.S. Securities Act of 1933 and may not be transferred, sold or otherwise disposed of in the absence of an effective registration statement with respect to the shares evidenced by this certificate, filed and made effective under the U.S. Securities Act of 1933, or an opinion of counsel satisfactory to the Company to the effect that registration under such Act is not required."

               "The shares represented by this certificate are subject to certain restrictions on transfer contained in the Articles of the Company and in an Option Agreement, copies of which will be furnished upon request by the issuer."


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10.     Subdivision or Consolidation of Shares.

        If the Common Shares are changed by way of being classified or reclassified, subdivided, consolidated or converted into a different number or class of shares or otherwise, or if the Company amalgamates, the exercise price and the type of security to be delivered to the Participant upon exercise of this option in whole or in part shall be adjusted accordingly, in all cases so that the Participant shall receive the same number and type of securities as would have resulted from such change if this Option or the remaining part thereof had been exercised before the date of the change.

11.     Provisions of the Plan.

        This option is subject to the provisions of the Plan, a copy of which is furnished to the Participant with this option.

12.     Severability.

        The invalidity or unenforceability of any provision of this option shall not affect the validity or enforceability of any other provision of this option, and each other provision of this option shall be severable and enforceable to the extent permitted by law.

13.     Waiver.

        Any provision for the benefit of the Company contained in this option may be waived, either generally or in any particular instance, by the Board of Directors of the Company.

14.     Binding Effect.

        This option shall be binding upon and inure to the benefit of the Company and the Participant and their respective heirs, executors, administrators, legal representatives, successors and assigns, subject to the restrictions on transfer set forth in Section 7 of this option.

15.     Pronouns.

        Whenever the context may require, any pronouns used in this option shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa.

16.     Governing Law.

        This option shall be construed, interpreted and enforced in accordance with the internal laws of the Province of Ontario without regard to any applicable conflicts of laws.


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17.     Currency.

        All references to currency herein are deemed to mean lawful money of Canada, and all amounts to be paid pursuant to this Agreement are to be paid in lawful money of Canada.

18.     Independent Legal Advice.

        THE PARTICIPANT HEREBY ACKNOWLEDGES THAT HE HAS HAD AN OPPORTUNITY TO CONSIDER THE PROVISIONS CONTAINED IN THIS AGREEMENT, HAS HAD AN OPPORTUNITY TO SEEK INDEPENDENT LEGAL ADVICE WITH RESPECT TO SUCH PROVISIONS AND AGREES THAT ALL SUCH PROVISIONS ARE REASONABLE AND VALID AND THAT ALL DEFENSES TO STRICT ENFORCEMENT OF SUCH PROVISIONS BY THE COMPANY ARE WAIVED.

        IN WITNESS WHEREOF, the Company has caused this option to be executed under its corporate seal by its duly authorized officer. This option shall take effect as a scaled instrument.

                                    INTERTRANS LOGISTICS SOLUTIONS LIMITED



Date of Grant: July 15, 1997        By:
                                       -------------------------------

                                    Name:
                                         -----------------------------

                                    Title:
                                          ----------------------------


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